EXHIBIT 21

REGISTRANT’S SUBSIDIARIES

DECEMBER 31, 2005

Corporations and Limited Liability Companies

Cornerstone Insurance Company, a Cayman Islands corporation

Kindred Healthcare Operating, Inc., a Delaware corporation

Kindred Acute Pulmonary East, Inc., a Delaware corporation

Kindred Acute Pulmonary West, Inc., a Delaware corporation

Kindred Development 27, L.L.C., a Delaware limited liability company

Kindred Development 28, L.L.C., a Delaware limited liability company

Kindred Development 29, L.L.C., a Delaware limited liability company

Kindred Hospitals East, L.L.C., a Delaware limited liability company

Goddard Nursing, L.L.C., a Delaware limited liability company

Kindred Braintree Hospital, L.L.C., a Delaware limited liability company

Kindred Hospital-Springfield, L.L.C., a Delaware limited liability company

Kindred Hospital-Toledo, L.L.C., a Delaware limited liability company

Kindred Development 14, L.L.C., a Delaware limited liability company

Kindred Development 15, L.L.C., a Delaware limited liability company

Kindred Development 16, L.L.C., a Delaware limited liability company

Kindred Development 17, L.L.C., a Delaware limited liability company

Springfield Park View Hospital, L.L.C., a Delaware limited liability company

Kindred Hospitals West, L.L.C., a Delaware limited liability company

Kindred Nursing Centers East, L.L.C., a Delaware limited liability company

Avery Manor Nursing, L.L.C., a Delaware limited liability company

Braintree Nursing, L.L.C., a Delaware limited liability company

Country Estates Nursing, L.L.C., a Delaware limited liability company

Forestview Nursing, L.L.C., a Delaware limited liability company

Harborlights Nursing, L.L.C., a Delaware limited liability company

Highgate Nursing, L.L.C., a Delaware limited liability company

Highlander Nursing, L.L.C., a Delaware limited liability company

Kindred Development 3, L.L.C., a Delaware limited liability company

Kindred Development 5, L.L.C., a Delaware limited liability company

Kindred Development 6, L.L.C., a Delaware limited liability company

Kindred Development 7, L.L.C., a Delaware limited liability company

Kindred Development 8, L.L.C., a Delaware limited liability company

Kindred Development 9, L.L.C., a Delaware limited liability company

Kindred Development 10, L.L.C., a Delaware limited liability company

Kindred Development 11, L.L.C., a Delaware limited liability company

Kindred Development 12, L.L.C., a Delaware limited liability company

Kindred Development 13, L.L.C., a Delaware limited liability company

Laurel Lake Health and Rehabilitation, L.L.C., a Delaware limited liability company

Massachusetts Assisted Living, L.L.C., a Delaware limited liability company

Meadows Nursing, L.L.C., a Delaware limited liability company

Tower Hill Nursing, L.L.C., a Delaware limited liability company

Kindred Nursing Centers West, L.L.C., a Delaware limited liability company

Kindred Development 4, L.L.C., a Delaware limited liability company

Maine Assisted Living, L.L.C., a Delaware limited liability company

Kindred Nursing Centers South, L.L.C., a Delaware limited liability company

Kindred Nursing Centers North, L.L.C., a Delaware limited liability company

Kindred Nevada, L.L.C., a Delaware limited liability company

Kindred Holdings, L.L.C., a Delaware limited liability company

Kindred Support Services, L.L.C., a Delaware limited liability company

Kindred Systems, Inc., a Delaware corporation

Kindred Healthcare Services, Inc., a Delaware corporation

Kindred Hospice, Inc., a Kentucky corporation

Kindred Insurance Holdings, Inc., a Delaware corporation

Kindred Home Care Services, Inc., a Delaware corporation

Ledgewood Health Care Corporation, a Massachusetts corporation (1)

Kindred Pharmacy Services, Inc., a Delaware corporation

Kindred Hospital Pharmacy Services, Inc., a Delaware corporation

Advanced Infusion Systems, Inc., a California corporation

Kindred Institutional Pharmacy Services, Inc., a Delaware corporation

KPS San Antonio, L.L.C., a Delaware limited liability company

KPS Baltimore, L.L.C., a Delaware limited liability company

KPS Dallas, L.L.C., a Delaware limited liability company

KPS East, Inc., a Delaware corporation

KPS Fredericksburg, L.L.C., a Delaware limited liability company

KPS Great Falls, Inc., a Delaware corporation

KPS Houston, L.L.C., a Delaware limited liability company

KPS Midwest, Inc., a Delaware corporation

KPS Mountain, Inc., a Delaware corporation

KPS Denver, L.L.C., a Delaware limited liability company

KPS Orlando, Inc., a Delaware corporation

KPS Pennsylvania, Inc., a Delaware corporation

KPS Phoenix, L.L.C., a Delaware limited liability company

KPS Nashville, L.L.C., a Delaware limited liability company

KPS Seattle, Inc., a Delaware corporation

KPS Wisconsin, Inc., a Delaware corporation

KPS Chicago, Inc., a Delaware corporation

KPS-6, Inc., a Delaware corporation

KPS-7, Inc., a Delaware corporation

KPS-8, Inc., a Delaware corporation

KPS-9, Inc., a Delaware corporation

KPS-10, Inc., a Delaware corporation

Kindred Development 26, L.L.C., a Delaware limited liability company

Kindred Healthcare Pharmacy, L.L.C., a Delaware limited liability company

Kindred Rehab Services, Inc., a Delaware corporation

Rehab Staffing, L.L.C., a Delaware limited liability company

Helian Health Group, Inc., a Delaware corporation

Helian ASC of Northridge, Inc., a California corporation

MedEquities, Inc., a California corporation

Helian Recovery Corporation, a California corporation

Recovery Inns of America, Inc., a California corporation

Lafayette Health Care Center, Inc., a Georgia corporation

PersonaCare of Bradenton, Inc., a Delaware corporation

PersonaCare of Clearwater, Inc., a Delaware corporation

PersonaCare of Connecticut, Inc., a Connecticut corporation

Courtland Gardens Health Center, Inc., a Connecticut corporation

Homestead Health Center, Inc., a Connecticut corporation

PersonaCare of Georgia, Inc., a Delaware corporation

PersonaCare of Huntsville, Inc., a Delaware corporation

PersonaCare of Ohio, Inc., a Delaware corporation

PersonaCare of Owensboro, Inc., a Delaware corporation

PersonaCare of Pennsylvania, Inc., a Delaware corporation

PersonaCare of Pompano East, Inc., a Delaware corporation

PersonaCare of Pompano West, Inc., a Delaware corporation

PersonaCare of Reading, Inc., a Delaware corporation

PersonaCare of San Antonio, Inc., a Delaware corporation

PersonaCare of San Pedro, Inc., a Delaware corporation

PersonaCare of Shreveport, Inc., a Delaware corporation

PersonaCare of St. Petersburg, Inc., a Delaware corporation

PersonaCare of Warner Robbins, Inc., a Delaware corporation

PersonaCare of Wisconsin, Inc., a Delaware corporation

Tucker Nursing Center, Inc., a Georgia corporation

Respiratory Care Services, Inc., a Delaware corporation

Specialty Healthcare Services, Inc., a Delaware corporation

Southern California Specialty Care, Inc., a California corporation

Specialty Hospital of Cleveland, Inc., an Ohio corporation

Specialty Hospital of Philadelphia, Inc., a Pennsylvania corporation

Specialty Hospital of South Carolina, Inc., a South Carolina corporation

Caribbean Behavioral Health Systems, Inc., a Nevada corporation

JB Thomas Hospital, Inc., a Massachusetts corporation

THC – Chicago, Inc., an Illinois corporation

THC – North Shore, Inc., an Illinois corporation

THC – Houston, Inc., a Texas corporation

THC – Minneapolis, Inc., a Minnesota corporation

THC – Orange County, Inc., a California corporation

THC – Seattle, Inc., a Washington corporation

Transitional Hospitals Corporation of Indiana, Inc., an Indiana corporation

Transitional Hospitals Corporation of Louisiana, Inc., a Louisiana corporation

Transitional Hospitals Corporation of New Mexico, Inc., a New Mexico corporation

Transitional Hospitals Corporation of Nevada, Inc., a Nevada corporation

Transitional Hospitals Corporation of Tampa, Inc., a Florida corporation

Transitional Hospitals Corporation of Texas, Inc., a Texas corporation

Transitional Hospitals Corporation of Wisconsin, Inc., a Wisconsin corporation

Transitional Hospitals Corporation of Michigan, Inc., a Michigan corporation

Partnerships

Kindred Hospitals Limited Partnership, a Delaware limited partnership

Kindred Nursing Centers Limited Partnership, a Delaware limited partnership

Kindred Nursing Centers Central Limited Partnership, a Delaware limited partnership

Kindred Home Care and Hospice Indiana Partnership, an Indiana general partnership

ProData Systems, Inc., an Alabama corporation

Foothill Nursing Company Partnership, a California general partnership

Fox Hill Village Partnership, a Massachusetts general partnership (1)

Starr Farm Partnership, a Vermont general partnership (1)

Hillhaven-MSC Partnership, a California general partnership

Visiting Nurse Advanced Infusion Systems—Newbury Park, a California general partnership (2)

Northridge Surgery Center, Ltd., a California limited partnership (3)

Northridge Surgery Center Development Ltd., a California limited partnership (4)

Recovery Inn of Menlo Park, L.P., a California limited partnership

(1)	Only fifty percent (50%) is owned by one of the Registrant’s subsidiaries

(2)	Only fifty-one percent (51%) is owned by one or more of the Registrant’s subsidiaries

(3)	Only forty-eight percent (48%) is owned by one or more of the Registrant’s subsidiaries

(4)	Only forty-three percent (43%) is owned by one of the Registrant’s subsidiaries